The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070


Investor Contact: John Borden 212-270-7318 Press Contacts: Jon Diat 212-270-5089
                                                           Jim Finn 212-270-7438

                                   {Chase Letterhead}
                                     News Release


Chase Manhattan Reports Record Fourth Quarter and Full Year 1999 Results; Announces New $5 Billion Common Stock Repurchase Authorization

     New York, January 19, 2000 - The Chase Manhattan Corporation (NYSE:CMB) today reported fourth quarter 1999 diluted operating earnings per share of $1.97, a 50 percent increase from $1.31 per share in the same 1998 quarter. Operating earnings and reported net income in the fourth quarter of 1999 were $1.68 billion and $1.69 billion respectively. Operating earnings and reported net income were $1.15 billion in the 1998 fourth quarter.

     Diluted operating earnings per share for the full year 1999 increased 38 percent to $6.21 from $4.51 in 1998. Operating earnings rose to $5.39 billion from $4.02 billion in 1998. Reported net income for the full year was $5.45 billion, compared with $3.78 billion in 1998.

Fourth Quarter 1999 Highlights
-        Record private equity gains of $1.31 billion
-        Strong investment banking and trading results
-        Chase H&Q integration moving smoothly and quickly
-        Solid National Consumer Services earnings

Full Year Financial Highlights
-        Operating earnings per share increased 38 percent
-        Revenues were up 17 percent
-        Return on equity of 24 percent
-        Repurchased net $2.3 billion of common stock
-        Increased  common dividend 14 percent

     "1999 was a terrific year for Chase and these results provide a strong signal that this company is capable of producing exceptional returns," said William B. Harrison, Jr., Chairman and Chief Executive Officer. "Both fourth quarter and full year results demonstrate clearly that the new equation at Chase has fully emerged.

     "Market leadership positions and financial discipline provide a durable platform for growth while focused acquisitions and portfolio investments continue to provide significant upside opportunities," continued Mr. Harrison. "The creation of Chase.com, the acquisition of Hambrecht & Quist, and the accelerated investment pace of Chase Capital Partners are the types of opportunities from which Chase will continue to benefit. While revenues from private equity investments may vary from quarter to quarter, we believe that the Chase Capital Partners business system will be a significant long-term source of value creation."

     Chase's Board of Directors also authorized the repurchase of up to $5 billion of Chase's common stock in the open market or through negotiated transactions. This authorization is in addition to any amounts necessary to provide for issuances under Chase's dividend reinvestment plan and its various stock-based director and employee benefit plans. The new authorization becomes effective immediately.

     "Chase is totally committed to Shareholder Value Added," explained Mr. Harrison. "A disciplined capital policy is a key component of that commitment." At year-end, Chase's Tier One capital ratio was at the upper end of its target range of 8 to 8.25 percent. Capital generated in excess of target ratios will be used for continued purchases of Chase common stock, or for future investment and acquisition opportunities.

Financial Performance

----------------------------------------------- ------------------------------------------ -------------------------------------
THE CHASE MANHATTAN CORP                                     Fourth Quarter                           Full Year 1999
----------------------------------------------- ------------------------------------------ -------------------------------------
(dollars in millions)                                 1999              O(U)1998              1999             O(U)1998
Operating Revenues                                  $6,444         $1,100       21%          $22,982       $3,369       17%
Cash Operating Earnings                              1,761            542       44             5,691        1,414       33
Shareholder Value Added                              1,027            557      119             2,763        1,357       97
Cash Return on Common Equity                            31.6%       1,020bp     --                25.6%       600bp     --
----------------------------------------------- --------------- ------------- ------------ ------------ ------------ -----------

Line-Of-Business Results

--------------------------------------------- ------------------------------------------ --------------------------------------
GLOBAL BANK                                                Fourth Quarter                           Full Year 1999
--------------------------------------------- ------------------------------------------ --------------------------------------
(dollars in millions)                            1999       O(U)1998       O(U)3Q1999       1999             O(U) 1998
Operating Revenues                              $3,214          46%             44%       $10,379         2,424        30%
Cash Operating Earnings                          1,209          78              82          3,564         1,177        49
Shareholder Value Added                            766         189             210          1,885         1,109       143
Cash Return on Common Equity                        36.0%    1,450bp         1,510bp           27.9%        850bp      --
--------------------------------------------- ----------- -------------- --------------- ------------ ------------- -----------

     Cash operating earnings in the Global Bank were $1.21 billion in the 1999 fourth quarter, compared with $680 million in the prior-year quarter. Operating revenues of $3.21 billion in the fourth quarter of 1999 were 46 percent higher than in the 1998 fourth quarter. For the year, operating revenues and cash operating earnings rose 30 percent and 49 percent, respectively, from 1998 levels. Shareholder value added in the 1999 fourth quarter was $766 million, compared with shareholder value added of $265 million in the 1998 fourth quarter. For the year, shareholder value added increased to $1.89 billion, compared with $776 million for 1998.

     - Private equity-related investment gains in the fourth quarter were $1.31 billion, compared with $244 million in the fourth quarter of 1998. These results were significantly higher than in any prior quarter and reflect the rapid growth of investments over the past five years, early focus on New Economy businesses, and a vibrant equity market. Strong fourth quarter revenues are the result of initial public offerings of portfolio investments, such as Cobalt Networks, Triton PCS, and Telecorp; from appreciation in market values of public securities owned throughout the quarter, such as Digital Island and Stamps.com; and from sales of securities in both the private and public portions of the portfolio (see page 18 for a detailed description of private equity investments).


     - Investment banking fees in the 1999 fourth quarter increased to $499 million, a 31 percent increase from the fourth quarter of 1998. These results reflect strong syndicated finance activity, ongoing momentum in Chase's merger and acquisitions and bond practices, and strong performance from Chase H&Q during the period following its acquisition on December 9. Investment banking fees for the year rose 26 percent to $1.89 billion, benefiting from significant market share growth in loan syndications, mergers and acquisitions advisory, and corporate bond underwriting, plus focused initiatives in Europe and the New Economy. Over the past five years, Chase's investment banking fees have increased at a compound annual growth rate of 26 percent.

     - Total trading revenues, including related net interest income, were $633 million in the fourth quarter. Despite Year 2000-induced slowdowns in several markets, both active market making businesses and market share gains continued to drive results. For the full year, trading revenues, including related net interest income, totalled $2.88 billion, a 48 percent increase. Investment securities activities had securities losses of $59 million in the fourth quarter, compared to securities gains of $167 million in the similar period of 1998. For the full year, securities gains were $101 million, a decrease of $508 million from 1998. The investment portfolio is managed on a total return basis, including realized and unrealized gains and losses on the securities and the assets and liabilities being hedged. Total market return for full-year 1999 was $278 million versus $523 million in 1998.



--------------------------------------------- ------------------------------------------ --------------------------------------
GLOBAL SERVICES                                            Fourth Quarter                           Full Year 1999
--------------------------------------------- ------------------------------------------ --------------------------------------
(dollars in millions)                            1999       O(U)1998       O(U)3Q1999       1999              O(U)1998
Operating Revenues                              $812             7%              1%        $3,120          $294        10%
Cash Operating Earnings                          127            (5%)           (16)           525            39         8
Shareholder Value Added                           31           (35%)           (44)           145           (48)      (25)
Cash Return on Common Equity                      17.2%       (320bp)         (340bp)          18.1%       (370bp)     --
--------------------------------------------- ----------- -------------- --------------- ------------ ------------- -----------

     In the fourth quarter, Global Service's operating revenues rose seven percent, primarily reflecting increased business activity in Capital Markets Fiduciary Services, Chase's trust business, and a slowdown in Global Investor Services, Chase's custody business. Cash operating earnings decreased five percent to $127 million as expenses in the quarter rose 12 percent, reflecting costs to address record keeping functions related to bond administration in Capital Markets Fiduciary Services.

     For the full year, Global Service's operating revenues increased 10 percent and cash operating earnings were eight percent higher than in 1998. Of Global Services' three major business lines, two had strong revenue growth in 1999: up 20 percent at Global Investor Services, and up 16 percent at Capital Markets Fiduciary Services. Revenues at Treasury Solutions, Chase's cash management business, were consistent with last year's level, primarily reflecting the significant decline in excess balances during the course of the year.


---------------------------------------------- ----------------------------------------- --------------------------------------
NATIONAL CONSUMER SERVICES                                  Fourth Quarter                          Full Year 1999
---------------------------------------------- ----------------------------------------- --------------------------------------
(dollars in millions)                            1999       O(U)1998       O(U)3Q1999       1999              O(U)1998
Operating Revenues                              $2,503           2%          -- %          $9,847          $698         8%
Cash Operating Earnings                            426           2             (2)          1,677           232        16
Shareholder Value Added                            156          (3)           (10)            636           218        52
Cash Return on Common Equity                        20.7%      (70bp)        (110bp)           21.1%        260bp      --
---------------------------------------------- ---------- -------------- --------------- ------------ ------------- -----------


     Operating  revenues  for  National  Consumer  Services  increased  to  $2.5 billion, an increase of two percent over the fourth quarter of 1998. Cash operating earnings of $426 million increased by two percent as increased business activity and improved credit costs were partially offset by significant investments in internet and technology activities. For the full year, 1999 revenue was up eight percent and NCS achieved record cash operating earnings of $1.68 billion, up 16 percent over 1998. The increase in cash operating earnings was a result of both business volume growth and lower credit costs. Shareholder Value Added of $636 million was 52% better than in 1998 due to the improvement in earnings and the disciplined use of capital.

     - Cash operating earnings for cardmember services increased 11 percent in the fourth quarter. The increase reflects significantly improved credit quality. Fourth quarter operating revenues declined six percent, due to lower yields and fees as a result of the improving credit quality of the portfolio, and as a result of higher interest rates. For the year, cash operating earnings were up 16 percent to $523 million. The increase in cash operating earnings reflects a two percent increase in revenue and improved credit quality due to lower consumer bankruptcies and enhanced collections performance. The cash return on managed assets for the full year was 1.45 percent.

     - Home finance revenues increased to $341 million, a 21 percent increase from fourth quarter 1998, and cash operating earnings rose 10 percent, primarily as a result of growth in servicing and portfolio levels. For full year 1999, home finance revenues were 18 percent higher than in the prior year, due to higher volumes of originations and servicing, and cash operating earnings increased by 13 percent.

     - Regional consumer banking revenues rose eight percent from the fourth quarter of 1998, reflecting higher deposit levels, the benefit from higher interest rates, and growth in consumer banking fees. Cash operating earnings grew by 15 percent. Revenues and cash operating earnings for the full year increased by nine percent and 17 percent, respectively over 1998.

     - Revenues from diversified consumer services were $280 million in the fourth quarter, down two percent from the same 1998 quarter as auto origination levels have slowed from peak levels in late 1998 and early 1999. For the full year, revenues from diversified consumer services were up 20 percent while cash operating earnings increased 33 percent.

     - Middle Market revenues were $251 million, up two percent from the fourth quarter of 1998. Cash operating earnings increased four percent over the prior year quarter. These results reflect growth in loan volume along with improved credit quality and disciplined expense management. For the year, middle market revenues were up two percent and cash operating earnings increased four percent.


Additional Financial Information

     - Chase acquired Hambrecht & Quist Group for $1.46 billion on December 9. Chase H&Q is one of the leading providers of investment banking services to companies in the highest growth sectors of the global economy, where media, telecommunications, information technology and the internet converge. The integration efforts are proceeding smoothly with revenues exceeding initial expectations. Although Chase only benefited from H&Q's revenues from December 9, total fourth quarter revenues for H&Q were $371 million, compared to average quarterly revenue of approximately $163 million for the previous four reported quarters.

     - Total assets at December 31, 1999 were $406 billion compared with $371 billion at September 30, 1999 and $366 billion from a year ago. Management estimates that approximately $28 billion of the increase in assets and $10 billion of the deposit increase from September 30, 1999, is a result of Year 2000-related Chase balance sheet management actions and cash management activities of clients. Chase's Tier One capital ratio was 8.2 percent at December 31, 1999, compared with 8.3 percent on December 31, 1998, despite the temporary growth in the year-end balance sheet and net repurchases of $2.3 billion during the year.

     - On a managed basis, including securitizations, net credit losses were $810 million in the fourth quarter of 1999, up from $633 million in the third quarter of 1999 and up from $695 million from the fourth quarter of 1998. Consumer net charge-offs, on a managed basis, were $523 million, down from $531 million in the third quarter of 1999 and $579 million in the fourth quarter of 1998, primarily reflecting a decline in the 1999 fourth quarter in the credit card net charge-off ratio to 5.24 percent. Commercial net charge-offs in the fourth quarter of 1999 were $287 million, compared with $102 million in the third quarter of 1999 and $116 million in the fourth quarter of 1998, reflecting a charge-off related to one large Asian credit. For the fourth quarter of 1999, total net charge-offs on a reported basis were $570 million and the provision for credit losses was $454 million. The allowance for loan losses declined by $98 million to $3.46 billion at year-end. Nonperforming assets at December 31, 1999, were $1.80 billion compared with $2.02 billion at September 30, 1999 and $1.61 billion at December 31, 1998.

     - Total operating noninterest expenses increased 12 percent to $12.1 billion in 1999, and were up 11 percent to $3.2 billion in the fourth quarter, reflecting higher incentives related to revenue increases as well as investment spending and costs related to Year 2000 issues.

     - Operating results (revenues, expenses and earnings) for 1999 exclude the impact of credit card securitizations, restructuring costs and special items. The 1999 fourth quarter reported results included interest income from prior years' tax refunds of $62 million and a net restructuring charge of $48 million. The net restructuring charge reflects a $75 million charge taken in connection with planned staff reductions and premises and equipment dispositions resulting from the relocation of several business functions, and a $100 million charge associated with restructuring actions undertaken in certain businesses. These charges were partially offset by the reversal of $127 million of costs primarily related to occupancy not fully utilized under the $510 million charge taken in 1998.

     The Chase Manhattan Corporation is one of the world's premier financial services institutions, with operations in 48 countries around the globe. Chase has a top-tier ranking in all areas of investment banking, private banking, trading and global markets activities as well as information and transaction processing. Chase, a leading provider of financial solutions to large corporations, financial institutions, government entities, middle market firms, small businesses and individuals, has relationships with more than 30 million consumers across the United States through products and services such as credit cards, mortgages, online banking, debit cards, deposit products and auto loans. Chase can be reached on the Web at www.chase.com. A live audio webcast of Chase's fourth quarter and full year 1999 analyst presentation will be available in the investor relations site of www.chase.com at 11 a.m. on January 19, 2000.

     This press release contains forward-looking statements. Those statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a discussion of certain factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Chase's filings with the Securities and Exchange Commission, particularly the section entitled "Important Factors that may Affect Future Results" in Chase's Annual Report on Form 10-K for the year ended December 31, 1998.

                         THE CHASE MANHATTAN CORPORATION
                    SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                 (in millions, except per share and ratio data)



                                                                                  %                                         %
As of or for the period ended                          Fourth Quarter         Over/(Under)        For The Year          Over/(Under)
                                                  -------------------------                ---------------------------
                                                  ----------    -----------
                                                    1999           1998         1998          1999           1998          1998
                                                  ----------    -----------   ----------   -----------    ------------   ---------
OPERATING BASIS (a)
Operating Revenue                                   $ 6,444        $ 5,344          21%      $ 22,982        $ 19,613         17%
Operating Noninterest Expense                         3,179          2,873          11%        12,073          10,817         12%
Credit Costs (b)                                        694            695           --         2,614           2,491          5%
Operating Earnings                                  $ 1,683        $ 1,146          47%       $ 5,394         $ 4,016         34%

Operating Earnings Per Share:
      Basic                                          $ 2.04         $ 1.34          52%        $ 6.42          $ 4.63         39%
      Diluted                                          1.97           1.31          50%          6.21            4.51         38%

Cash Operating Earnings                             $ 1,761        $ 1,219          44%       $ 5,691         $ 4,277         33%
Cash Operating Earnings Per Share - Diluted            2.06           1.39          48%          6.56            4.81         36%
Shareholder Value Added (SVA)                         1,027            470         119%         2,763           1,406         97%


Operating Performance Ratios:
Return on Average Managed Assets  (c)                  1.65   %       1.15            %          1.39   %        1.03           %
Return on Average Common Equity  (c)                   30.2           20.1                       24.2            18.4
Common Dividend Payout Ratio                             20             27                         26              31
Efficiency Ratio (d)                                     49             54                         52              55

Selected Balance Sheet Items at Period End: (e)
Managed Loans                                                                               $ 194,098       $ 190,787          2%
Total Managed Assets                                                                          424,044         383,908         10%

----------------------------------------------------------------------------------------------------------------------------------

AS REPORTED BASIS
Revenue                                             $ 6,266        $ 5,060          24%      $ 22,217        $ 18,656         19%
Noninterest Expense (Excluding Restructuring Costs)   3,179          2,873          11%        12,173          10,854         12%
Restructuring Costs                                      48              -         NM              48             529        (91%)
Provision for Loan Losses                               454            411          10%         1,621           1,343         21%
Net Income                                          $ 1,693        $ 1,146          48%       $ 5,446         $ 3,782         44%

Net Income Per Share:
      Basic                                          $ 2.05         $ 1.34          53%        $ 6.49          $ 4.35         49%
      Diluted                                          1.98           1.31          51%          6.27            4.24         48%
Cash Dividends Declared                                0.41           0.36          14%          1.64            1.44         14%
Share Price at Period End                                                                       77.69           71.00          9%
Book Value at Period End                                                                        27.43           26.90          2%

Common Shares Outstanding:
Average Common Shares:
      Basic                                           817.5          842.3          (3%)        828.8           846.1         (2%)
      Diluted                                         845.3          863.0          (2%)        857.0           869.3         (1%)
Common Shares at Period End                                                                     827.2           848.0         (2%)

Performance Ratios:
Return on Average Total Assets  (c)                    1.73   %       1.20            %          1.47   %        1.01           %
Return on Average Common Equity  (c)                   30.4           20.1                       24.5            17.3

Selected Balance Sheet Items at Period End:
Loans                                                                                       $ 176,159       $ 172,754          2%
Total Assets                                                                                  406,105         365,875         11%
Deposits                                                                                      241,745         212,437         14%
Total Stockholders' Equity                                                                     23,617          23,838         (1%)

Capital Ratios:
Tier I Capital Ratio                                                                              8.2  %(f)       8.3  %
Total Capital Ratio                                                                              11.8  (f)       12.0
Tier I Leverage                                                                                   6.6  (f)        6.4




(a) Excludes the impact of credit card securitizations, restructuring costs and special items. For a reconciliation of Reported
     Results as shown on the Consolidated Statement of Income to results on an Operating Basis, see page 12.
(b) Includes provision for loan losses and credit costs related to the securitized credit card portfolio.
(c) Ratios for the fourth quarter of 1999 and 1998 are based on annualized amounts.
(d) Noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding restructuring costs, special items and costs associated with the REIT).
(e) Excludes the impact of credit card securitizations.
(f) Estimated
Certain amounts throughout the financial tables have been reclassified to conform to the current presentation.
NM - Not meaningful
Unaudited


            THE CHASE MANHATTAN CORPORATION
               LINES OF BUSINESS RESULTS
             (in millions, except ratios)


                                Global Bank          National Consumer Services    Global Services               Total (a)
                              --------------------- ---------------------------- --------------------   -------------------------
Fourth Quarter                         Over/                 Over/                       Over/                     Over/
                                1999  (Under) 1998     1999 (Under) 1998         1999   (Under) 1998     1999     (Under) 1998
                              ____________________________________________________________________________________________________
Operating Revenue             $ 3,214 $ 1,019   46%  $ 2,503   $ 41    2%       $ 812   $ 53     7%       6,444   $ 1,100     21%
Operating Earnings              1,193     523   78       387     14    4          111     (8)   (7)       1,683       537     47
Cash Operating Earnings         1,209     529   78       426     10    2          127     (6)   (5)       1,761       542     44
Average Common Equity          13,247     873    7     8,079    471    6        2,882    337    13       21,917      (385)    (2)
Average Managed Assets (b)    248,243  (2,593)  (1)  135,005 13,370   11       16,227   (870)   (5)     405,524     8,970      2
Shareholder Value Added (SVA)     766     501  189       156     (4)  (3)          31    (17)  (35)       1,027       557    119
Cash Return on Common Equity    36.0%        1,450bp   20.7%         (70)bp     17.2%         (320)bp     31.6%            1,020bp
Cash Efficiency Ratio             37          (900)      52          300          76           400          48              (400)
-----------------------------------------------------------------------------------------------------------------------------------

                                   GLOBAL BANK
                             KEY FINANCIAL MEASURES



                                               Fourth Quarter 1999                             Over/(Under) 1998
                                    ------------------------------------------      -----------------------------------------
                                      Operating         Cash            Cash          Operating         Cash         Cash
                                       Revenues      Operating       Efficiency        Revenues      Operating    Efficiency
                                                      Earnings          Ratio                         Earnings      Ratio
                                    -----------------------------------------------------------------------------------------
Global Markets                            $ 888          $ 269             54%              (15)%          (30)%       1,400bp
Chase Capital Partners                    1,255            772              4               419            485          (700)
Global Investment Banking                   481            100             67                56             18         1,200
Corporate Lending                           394            137             32                (9)           (11)          400
Global Private Bank                         229             37             73                 7             (5)          400
Other Global Bank                           (33)          (106)            NM                NM             NM            NM
                                    ------------   ------------
     Totals                           $ 3,214          $ 1,209             37%               46%            78%         (900)bp
                                    ============   ============
-----------------------------------------------------------------------------------------------------------------------------------

                           NATIONAL CONSUMER SERVICES
                             KEY FINANCIAL MEASURES


                                                   Fourth Quarter 1999                               Over/(Under) 1998
                                        ------------------------------------------       ------------------------------------------
                                          Operating         Cash             Cash          Operating         Cash         Cash
                                           Revenues       Operating       Efficiency        Revenues      Operating    Efficiency
                                                          Earnings           Ratio                         Earnings       Ratio
                                        -------------------------------------------------------------------------------------------
Chase Cardmember Services                     $ 984          $ 140             35%               (6)%          11%              - bp
Regional Consumer Banking                       630            118             66                 8            15            (200)
Chase Home Finance                              341             79             58                21            10             500
Diversified Consumer Services                   280             38             57                (2)          (36)          1,000
Middle Markets                                  251             59             55                 2             4               -
Other NCS                                        17             (8)            NM                NM            NM             NM
                                        ============   ============
     Totals                                 $ 2,503          $ 426             52%               2%             2%            300bp
                                        ============   ============
-----------------------------------------------------------------------------------------------------------------------------------

     Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less preferred dividends and an explicit charge for allocated capital. During 1999 organizational changes occurred that are reflected in the lines of business results. The Middle Markets business, which previously reported into the Global Bank franchise, now reports into the National Consumer Services franchise and the Global Asset Management and Mutual Funds business, which previously was included in Corporate, now reports into the Global Bank franchise. Prior periods have been restated.

(a)Total column includes Chase.com and the effects remaining at the Corporate level after the implementation of management accounting policies.
(b)Excludes the impact of credit card  securitizations.
NM - Not  meaningful
bp -basis points
Unaudited

                         THE CHASE MANHATTAN CORPORATION
                            LINES OF BUSINESS RESULTS
                          (in millions, except ratios)


                                    Global Bank     National Consumer Services       Global Services         Total (a)
                           ------------------------ --------------------------- ----------------------- ---------------------------
For The Year                    1999    Over/           1999    Over/             1999   Over/           1999    Over/
                                       (Under) 1998            (Under) 1998              (Under) 1998           (Under)   1998
Operating Revenue             $10,379  $2,424   30%   $ 9,847   $ 698    8%     $ 3,120  $ 294   10%  $ 22,982  $ 3,369    17%
Operating Earnings              3,513   1,168   50      1,518     241   19          463      6    1      5,394    1,378    34
Cash Operating Earnings         3,564   1,177   49      1,677     232   16          525     39    8      5,691    1,414    33
Average Common Equity          12,616     640    5      7,823     180    2        2,855    672   31     21,977      649     3
Average Managed Assets (b)    235,197 (16,166)  (6)   129,314  10,268    9       16,540  2,204   15    387,858   (3,364)   (1)
Shareholder Value Added (SVA)   1,885   1,109  143        636     218   52          145    (48) (25)     2,763    1,357    97
Cash Return on Common Equity    27.9%          850bp    21.1%          260bp      18.1%        (370)bp   25.6%            600bp
Cash Efficiency Ratio             43          (600)       50             -          74          200         51           (300)
-----------------------------------------------------------------------------------------------------------------------------------

                                   GLOBAL BANK
                             KEY FINANCIAL MEASURES

                                              For The Year 1999                          Over/(Under) 1998
                                    --------------------------------------      -------------------------------------
                                      Operating       Cash           Cash        Operating       Cash        Cash
                                      Revenues     Operating      Efficiency      Revenues     Operating   Efficiency
                                                    Earnings        Ratio                      Earnings      Ratio
                                    ---------------------------------------------------------------------------------
Global Markets                         $ 4,090      $ 1,369            48%             20%           35%         (400)bp
Chase Capital Partners                   2,330        1,383             7             178           210          (800)
Global Investment Banking                1,576          335            66              25            15           400
Corporate Lending                        1,546          548            29              (2)           (2)          100
Global Private Bank                        887          169            67               4            (6)          300
Other Global Bank                          (50)        (240)           NM              NM            NM            NM
                                    -----------   ----------
     Totals                          $ 10,379      $ 3,564            43%             30%            49%         (600)bp
                                    ===========   ==========
-----------------------------------------------------------------------------------------------------------------------------------


                           NATIONAL CONSUMER SERVICES
                             KEY FINANCIAL MEASURES

                                                For The Year 1999                              Over/(Under) 1998
                                     -----------------------------------------      ----------------------------------------
                                       Operating         Cash            Cash         Operating         Cash        Cash
                                        Revenues      Operating       Efficiency       Revenues      Operating    Efficiency
                                                       Earnings         Ratio                         Earnings      Ratio
                                     ---------------------------------------------------------------------------------------
Chase Cardmember Services               $ 4,004          $ 523           35%               2%            16%           - bp
Regional Consumer Banking                 2,410            420           69                9             17         (200)
Chase Home Finance                        1,212            284           58               18             13          200
Diversified Consumer Services             1,125            187           53               20             33            -
Middle Markets                              980            233           55                2              4            -
Other NCS                                   116             30           NM               NM             NM           NM
                                     ===========    ===========
     Totals                            $ 9,847        $ 1,677            50%               8%            16%           - bp
                                     ===========    ===========
-----------------------------------------------------------------------------------------------------------------------------------

     Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less preferred dividends and an explicit charge for allocated capital. During 1999 organizational changes occurred that are reflected in the lines of business results. The Middle Markets business, which previously reported into the Global Bank franchise, now reports into the National Consumer Services franchise and the Global Asset Management and Mutual Funds business, which previously was included in Corporate, now reports into the Global Bank franchise. Prior periods have been restated.

(a) Total column includes Chase.com and the effects remaining at the Corporate level after the implementation of management accounting policies.
(b)Excludes the impact of credit card  securitizations.
NM - Not  meaningful
bp -basis points
Unaudited

                         THE CHASE MANHATTAN CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)


                                                                                    %                                         %
                                                           Fourth Quarter     Over/(Under)          For The Year        Over/(Under)
                                                       ----------------------                  ------------------------
                                                       ---------    ---------                  ----------    ----------
                                                         1999         1998        1998           1999          1998          1998
                                                       ---------    ---------    --------      ----------    ----------    ---------

INTEREST INCOME
Loans                                                   $ 3,451      $ 3,381                    $ 13,113      $ 13,389
Securities                                                  872          964                       3,216         3,616
Trading Assets                                              477          435                       1,705         2,431
Federal Funds Sold and Securities Purchased
   Under Resale Agreements                                  329          469                       1,451         2,211
Deposits with Banks                                         212          192                         752           642
                                                       ---------    ---------                  ----------    ----------
    Total Interest Income                                 5,341        5,441                      20,237        22,289
                                                       ---------    ---------                  ----------    ----------

INTEREST EXPENSE
Deposits                                                  1,786        1,717                       6,592         6,840
Short-Term and Other Borrowings                           1,018        1,247                       3,653         5,612
Long-Term Debt                                              312          317                       1,248         1,271
                                                       ---------    ---------                  ----------    ----------
                                                       ---------    ---------                  ----------    ----------
    Total Interest Expense                                3,116        3,281                      11,493        13,723
                                                       ---------    ---------                  ----------    ----------

NET INTEREST INCOME                                       2,225        2,160          3%           8,744         8,566           2%
Provision for Loan Losses                                   454          411         10%           1,621         1,343          21%
                                                       ---------    ---------                  ----------    ----------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                        1,771        1,749          1%           7,123         7,223          (1%)
                                                       ---------    ---------                  ----------    ----------

NONINTEREST REVENUE
Investment Banking Fees                                     499          381         31%           1,887         1,502          26%
Trust, Custody and Investment Management Fees               469          414         13%           1,801         1,543          17%
Credit Card Revenue                                         440          428          3%           1,698         1,474          15%
Fees for Other Financial Services                           719          552         30%           2,496         2,093          19%
Trading Revenue                                             531          516          3%           2,137         1,238          73%
Securities Gains (Losses)                                   (59)         167          NM             101           609         (83%)
Private Equity Gains                                      1,307          244        436%           2,522           967         161%
Other Revenue                                               135          198        (32%)            831           664          25%
                                                       ---------    ---------                  ----------    ----------
    Total Noninterest Revenue                             4,041        2,900         39%          13,473        10,090          34%
                                                       ---------    ---------                  ----------    ----------

NONINTEREST EXPENSE
Salaries                                                  1,461        1,296         13%           5,678         5,025          13%
Employee Benefits                                           233          194         20%             964           854          13%
Occupancy Expense                                           224          220          2%             866           798           9%
Equipment Expense                                           278          250         11%           1,015           890          14%
Other Expense                                               983          913          8%           3,650         3,287          11%
                                                       ---------    ---------                  ----------    ----------
    Total Noninterest Expense Before Restructuring Costs  3,179        2,873         11%          12,173        10,854          12%
Restructuring Costs (a)                                      48           --          NM              48           529         (91%)
                                                       ---------    ---------                  ----------    ----------
                                                       ---------    ---------                  ----------    ----------
    Total Noninterest Expense                             3,227        2,873         12%          12,221        11,383           7%
                                                       ---------    ---------                  ----------    ----------

INCOME BEFORE INCOME TAX EXPENSE                          2,585        1,776         46%           8,375         5,930          41%
Income Tax Expense                                          892          630         42%           2,929         2,148          36%
                                                       ---------    ---------                  ----------    ----------
                                                       =========    =========                  ==========    ==========
NET INCOME                                              $ 1,693      $ 1,146         48%         $ 5,446       $ 3,782          44%
                                                       =========    =========                  ==========    ==========
                                                       =========    =========                  ==========    ==========
NET INCOME APPLICABLE TO COMMON STOCK                   $ 1,677      $ 1,128         49%         $ 5,375       $ 3,684          46%
                                                       =========    =========                  ==========    ==========

NET INCOME PER COMMON SHARE:
    Basic                                                $ 2.05       $ 1.34         53%          $ 6.49        $ 4.35          49%
    Diluted                                              $ 1.98       $ 1.31         51%          $ 6.27        $ 4.24          48%


     (a) The 1999 fourth quarter includes a net restructuring charge of $48 million reflecting a $75 million charge taken in connection with planned staff reductions and premises and equipment dispositions resulting from the relocation of several business functions, and a $100 million charge associated with restructuring actions undertaken in certain businesses. These charges were partially offset by the reversal of $127 million of costs primarily related to occupancy not fully utilized under the $510 million charge taken in 1998. 1998 includes the $510 million charge taken in connection with initiatives to streamline support functions, and merger-related restructuring costs of $19 million.
NM - Not meaningful
Unaudited

                         THE CHASE MANHATTAN CORPORATION
               NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                  (in millions)

                                                                                   %                                         %
                                                         Fourth Quarter        Over/(Under)          For The Year       Over/(Under)
                                                      ----------------------                    -----------------------
                                                      ---------    ---------                    ---------    ----------
NONINTEREST REVENUE                                     1999         1998        1998             1999         1998        1998
                                                      ---------    ---------   ----------       ---------    ----------  ----------

Fees for Other Financial Services:
    Mortgage Servicing Fees                              $ 167         $ 43         288%           $ 405         $ 192        111%
    Service Charges on Deposit Accounts                    104           93          12%             393           368          7%
    Fees in Lieu of Compensating Balances                   91           88           3%             378           344         10%
    Commissions on Letters of Credit and Acceptances        78           83          (6%)            285           301         (5%)
    Brokerage and Investment Services                       62           40          55%             198           142         39%
    Insurance Fees (a)                                      47           42          12%             171           145         18%
    Loan Commitment Fees                                    28           35         (20%)            139           136          2%
    Other Fees                                             142          128          11%             527           465         13%
                                                      ---------    ---------                    ---------    ----------
                                                      =========    =========                    =========    ==========
        Total                                            $ 719        $ 552          30%         $ 2,496       $ 2,093         19%
                                                      =========    =========                    =========    ==========

Trading-Related Revenue: (b)
    Interest Rate Contracts                              $ 184        $ 315         (42%)          $ 989         $ 607         63%
    Foreign Exchange Revenue                               191          140          36%             807           936        (14%)
    Equities and Commodities                                52           32          63%             355           156        128%
    Debt Instruments and Other                             206          199           4%             731           250        192%
                                                      ---------    ---------                    ---------    ----------
        Total                                            $ 633        $ 686          (8%)        $ 2,882       $ 1,949         48%
                                                      =========    =========                    =========    ==========

Other Revenue:
    Residential Mortgage Origination/Sales Activities     $ 48        $ 115         (58%)          $ 323         $ 356         (9%)
    Gains on Sales of a Nonstrategic Building and Branches  --           --           --             166 (c)        --         NM
    All Other Revenue                                       87           83           5%             342           308         11%
                                                      ---------    ---------                    ---------    ----------
                                                      =========    =========                    =========    ==========
        Total                                            $ 135        $ 198         (32%)          $ 831         $ 664         25%
                                                      =========    =========                    =========    ==========


-----------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE

Other Expense:
    Professional Services                                $ 209        $ 185          13%           $ 719         $ 668          8%
    Marketing Expense                                      103          113          (9%)            459           419         10%
    Telecommunications                                      99           91           9%             383           349         10%
    Amortization of Intangibles                             78           73           7%             297           261         14%
    Travel and Entertainment                                63           66          (5%)            226           243         (7%)
    Minority Interest (d)                                   12           14         (14%)             49            50         (2%)
    Foreclosed Property Expense                              1            3         (67%)             15             5        200%
    Special Contribution to the Foundation                  --           --           --             100 (e)        --         NM
    All Other                                              418          368          14%           1,402         1,292          9%
                                                      ---------    ---------                    ---------    ----------
                                                      =========    =========                    =========    ==========
        Total                                            $ 983        $ 913           8%         $ 3,650       $ 3,287         11%
                                                      =========    =========                    =========    ==========


(a) Insurance amounts exclude certain insurance fees related to credit cards and mortgage products, which are included in those revenue captions.
(b)Charge-offs for risk management instruments are included in trading revenue. All prior periods have been restated. Trading-related revenue includes net interest income attributable to trading activities.
(c) Includes a $95 million gain on the sale of One New York Plaza and a $71 million gain on the sale of branches in Beaumont, Texas.
(d) Includes REIT minority interest of $11 million in each quarter and $44 million in each year.
(e) Represents a $100 million special contribution to The Chase Manhattan Foundation.
NM - Not meaningful
Unaudited

                         THE CHASE MANHATTAN CORPORATION
                         OPERATING INCOME RECONCILIATION
                      (in millions, except per share data)


                                                          FOURTH QUARTER 1999                                 FOURTH QUARTER 1998
                                     -------------------------------------------         -------------------------------------------

                                      REPORTED   CREDIT      SPECIAL    OPERATING         REPORTED   CREDIT      SPECIAL   OPERATING
                                       RESULTS    CARD      ITEMS       BASIS              RESULTS    CARD      ITEMS       BASIS
                                       (a)         (b)       (c)                           (a)         (b)       (c)
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
EARNINGS
Market-Sensitive Revenue             $ 2,380         $ -       $ -      $ 2,380          $ 1,478         $ -       $ -      $ 1,478
Less Market-Sensitive Revenue          3,886         240       (62)       4,064            3,582         284         -        3,866
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Total Revenue                          6,266         240       (62)       6,444            5,060         284         -        5,344
Noninterest Expense                    3,179           -         -        3,179            2,873           -         -        2,873
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Operating Margin                       3,087         240       (62)       3,265            2,187         284         -        2,471
Credit Costs                             454         240         -          694              411         284         -          695
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Income Before Restructuring Costs      2,633           -       (62)       2,571            1,776           -         -        1,776
Restructuring Costs                       48           -       (48)           -                -           -         -            -
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Income Before Income Tax Expense       2,585           -       (14)       2,571            1,776           -         -        1,776
Income Tax Expense                       892           -        (4)         888              630           -         -          630
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
                                     --------    --------  --------    ---------         --------    --------              ---------
Net Income                           $ 1,693         $ -     $ (10)     $ 1,683          $ 1,146         $ -       $ -      $ 1,146
                                     --------    --------  --------    ---------         --------    --------  --------    ---------

NET INCOME PER COMMON SHARE

Basic                                 $ 2.05                             $ 2.04           $ 1.34                             $ 1.34
Diluted                               $ 1.98                             $ 1.97           $ 1.31                             $ 1.31

------------------------------------------------------------------------------------------------------------------------------------

                                                           FOR THE YEAR 1999                                   FOR THE YEAR 1998
                                     -------------------------------------------         -------------------------------------------

                                      REPORTED   CREDIT      SPECIAL    OPERATING         REPORTED   CREDIT      SPECIAL   OPERATING
                                       RESULTS    CARD      ITEMS       BASIS              RESULTS    CARD      ITEMS       BASIS
                                       (a)         (b)       (c)                           (a)         (b)       (c)
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
EARNINGS
Market-Sensitive Revenue             $ 7,392         $ -       $ -      $ 7,392          $ 5,027         $ -       $ -      $ 5,027
Less Market-Sensitive Revenue         14,825         993      (228)      15,590           13,629       1,148      (191)      14,586
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Total Revenue                         22,217         993      (228)      22,982           18,656       1,148      (191)      19,613
Noninterest Expense                   12,173           -      (100)      12,073           10,854           -       (37)      10,817
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Operating Margin                      10,044         993      (128)      10,909            7,802       1,148      (154)       8,796
Credit Costs                           1,621         993         -        2,614            1,343       1,148         -        2,491
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Income Before Restructuring Costs      8,423           -      (128)       8,295            6,459           -      (154)       6,305
Restructuring Costs                       48           -       (48)           -              529           -      (529)           -
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Income Before Income Tax Expense       8,375           -       (80)       8,295            5,930           -       375        6,305
Income Tax Expense                     2,929           -       (28)       2,901            2,148           -       141        2,289
                                     --------    --------  --------    ---------         --------    --------  --------    ---------
Net Income                           $ 5,446         $ -     $ (52)     $ 5,394          $ 3,782         $ -     $ 234      $ 4,016
                                     --------    --------  --------    ---------         --------    --------  --------    ---------

NET INCOME PER COMMON SHARE

Basic                                 $ 6.49                             $ 6.42           $ 4.35                             $ 4.63
Diluted                               $ 6.27                             $ 6.21           $ 4.24                             $ 4.51


     Note: Charge-offs and provisions for risk management instruments, included in credit costs prior to 1999, are now netted against trading revenue. All prior periods have been restated.

(a) Represent results as reported in Chase's financial  statements,  except that revenues are categorized between market-sensitive and less market-sensitive revenues and restructuring costs have been separately displayed. Market-sensitive revenue includes investment banking fees, trading-related revenue (including trading-related net interest income), securities gains and private equity gains.
(b) This  column  excludes  the  impact of credit  card securitizations.
(c) Includes restructuring costs and special items. The 1999 fourth quarter results included interest income from prior years' tax refunds of $62 million and a net restructuring charge of $48 million. The net restructuring charge reflects a $75 million charge taken in connection with planned staff reductions and premises and equipment dispositions resulting from the relocation of several business functions, and a $100 million charge associated with restructuring actions undertaken in certain businesses. These charges were partially offset by the reversal of $127 million of costs primarily related to occupancy not fully utilized under the $510 million charge taken in 1998. Also included in the 1999 full year results were $166 million in gains from sales of nonstrategic assets, of which $95 million was from the sale of One New York Plaza and $71 million was from the sale of branches in Beaumont, Texas, and a special contribution of $100 million. The 1998 full year results included interest income from prior years' tax refunds of $191 million, costs incurred for accelerated vesting of stock-based incentive awards of $37 million, and a $510 million charge taken in connection with initiatives to streamline support functions, and merger-related restructuring costs of $19 million.

Unaudited

                         THE CHASE MANHATTAN CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  (in millions)



                                                                                                                           %
                                                                                         December 31,                 Over/(Under)
                                                                               ----------------------------------
                                                                                   1999                1998               1998
                                                                               --------------      --------------    ---------------

ASSETS
Cash and Due from Banks                                                             $ 16,229            $ 17,068                (5%)
Deposits with Banks                                                                   28,076               7,212               289%
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                 23,823              18,487                29%
Trading Assets:
    Debt and Equity Instruments                                                       30,191              24,844                22%
    Risk Management Instruments                                                       33,078              32,848                 1%
Securities                                                                            61,513              64,490                (5%)
Loans (Net of Allowance for Loan Losses of $3,457 in 1999
               and $3,552 in 1998)                                                   172,702             169,202                 2%
Other Assets                                                                          40,493              31,724                28%
                                                                               --------------      --------------
    TOTAL ASSETS                                                                   $ 406,105           $ 365,875                11%
                                                                               ==============      ==============

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                             $ 49,468            $ 47,541                 4%
    Interest-Bearing                                                                  80,132              85,886                (7%)
  Foreign:
    Noninterest-Bearing                                                                6,061               4,082                48%
    Interest-Bearing                                                                 106,084              74,928                42%
    Total Deposits                                                                   241,745             212,437                14%
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                  50,148              41,632                20%
Commercial Paper                                                                       8,509               7,788                 9%
Other Borrowed Funds                                                                   5,145               7,239               (29%)
Trading Liabilities                                                                   38,573              38,502                 --
Accounts Payable, Accrued Expenses and Other Liabilities, Including
    the Allowance for Credit Losses of $170 in 1999 and 1998                          17,678              15,514                14%
Long-Term Debt                                                                        17,602              16,187                 9%
Guaranteed Preferred Beneficial Interests in Corporation's
    Junior Subordinated Deferrable Interest Debentures                                 2,538               2,188                16%
                                                                               --------------      --------------
    TOTAL LIABILITIES                                                                381,938             341,487                12%
                                                                               --------------      --------------

PREFERRED STOCK OF SUBSIDIARY                                                            550                 550                 --
                                                                               --------------      --------------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                          928               1,028               (10%)
Common Stock                                                                             882                 882                 --
Capital Surplus                                                                        9,714               9,836                (1%)
Retained Earnings                                                                     17,547              13,544                30%
Accumulated Other Comprehensive Income (Loss)                                         (1,454)                392                 NM
Treasury Stock, at Cost                                                               (4,000)             (1,844)              117%
                                                                               --------------      --------------
    TOTAL STOCKHOLDERS' EQUITY                                                        23,617              23,838                (1%)
                                                                               --------------      --------------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                    $ 406,105           $ 365,875                11%
                                                                               ==============      ==============


NM - Not meaningful
Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                              CONSOLIDATED STATEMENT OF CHANGES
                                                   IN STOCKHOLDERS' EQUITY
                                                        (in millions)

                                                                                                            For The Year
                                                                                            ----------------------------------
                                                                                            ------------         -------------
                                                                                               1999                  1998
                                                                                            ------------         -------------

Preferred Stock
Balance at Beginning of Year                                                                    $ 1,028               $ 1,740
Issuance of Stock                                                                                     -                   200
Redemption of Stock                                                                                (100)                 (912)
                                                                                            ------------         -------------
Balance at End of Year                                                                            $ 928               $ 1,028
                                                                                            ------------         -------------

Common Stock
Balance at Beginning of Year                                                                      $ 882                 $ 441
Issuance of Common Stock for a Two-for-One Stock Split                                                -                   441
                                                                                            ------------         -------------
                                                                                            ------------         -------------
Balance at End of Year                                                                            $ 882                 $ 882
                                                                                            ------------         -------------

Capital Surplus
Balance at Beginning of Year                                                                    $ 9,836              $ 10,360
Issuance of Common Stock for a Two-for-One Stock Split                                                -                  (441)
Issuance of Common Stock and Options for the
    Purchase Accounting Acquisition of H&Q                                                          215                     -
Shares Issued and Commitments to Issue Common Stock
    for Employee Stock-Based Awards and Related Tax Effects                                        (337)                  (83)
                                                                                            ------------         -------------
Balance at End of Year                                                                          $ 9,714               $ 9,836
                                                                                            ------------         -------------

Retained Earnings
Balance at Beginning of Year                                                                   $ 13,544              $ 11,086
Net Income                                                                                        5,446                 3,782
Cash Dividends Declared:
    Preferred Stock                                                                                 (71)                  (98)
    Common Stock                                                                                 (1,372)               (1,226)
                                                                                            ------------         -------------
Balance at End of Year                                                                         $ 17,547              $ 13,544
                                                                                            ------------         -------------

Accumulated Other Comprehensive Income (Loss)
Balance at Beginning of Year                                                                      $ 392                 $ 112
Other Comprehensive Income (Loss)                                                                (1,846)                  280
                                                                                            ------------         -------------
Balance at End of Year                                                                          $(1,454)                $ 392
                                                                                            ------------         -------------

Treasury Stock, at Cost
Balance at Beginning of Year                                                                    $(1,844)              $(1,997)
Purchase of Treasury Stock                                                                       (4,349)               (1,091)
Reissuance of Treasury Stock                                                                      1,981                 1,244
Reissuance of Treasury Stock for the Purchase Accounting Acquisition of H&Q                         212                     -
                                                                                            ------------         -------------
Balance at End of Year                                                                          $(4,000)              $(1,844)
                                                                                            ------------         -------------

Total Stockholders' Equity                                                                     $ 23,617              $ 23,838
                                                                                            ============         =============

------------------------------------------------------------------------------------------------------------------------------

Comprehensive Income
Net Income                                                                                      $ 5,446               $ 3,782
Other Comprehensive Income (Loss)                                                                (1,846)                  280
                                                                                            ------------         -------------
                                                                                            ============         =============
Comprehensive Income                                                                            $ 3,600               $ 4,062
                                                                                            ============         =============

    Unaudited

                         THE CHASE MANHATTAN CORPORATION
                           CREDIT RELATED INFORMATION
                                  (in millions)


                                                                                 %                                             %
                                                Credit-Related Assets        Over/(Under)      Nonperforming Assets     Over/(Under)
                                              ---------------------------                    --------------------------
               December 31,                      1999           1998           1998             1999           1998           1998
--------------------------------------------  ------------   ------------    ----------      ------------   -----------    ---------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages           $ 44,262         $41,831            6%             $ 286         $ 313          (9%)
     Credit Card  - Reported                       15,633         14,229           10%                40 (a)        --            NM
     Credit Card Securitizations (b)               17,939         18,033           (1%)               --            --            --
                                              ------------   ------------                    ------------   -----------
     Credit Card - Managed                         33,572         32,262            4%                40            --            NM
     Auto Financings                               18,442         16,456           12%                83            50           66%
     Other Consumer                                 6,902         8,375           (18%)                7             6           17%
                                              ------------   ------------                    ------------   -----------
Total Domestic Consumer                           103,178         98,924            4%               416           369           13%
Total Foreign Consumer                              2,800          2,939           (5%)               22            23          (4%)
                                              ------------   ------------                    ------------   -----------
Total Consumer Loans                              105,978        101,863            4%               438            392          12%
                                              ------------   ------------                    ------------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                     52,308         49,706            5%               392           332           18%
     Commercial Real Estate                         3,636          3,984           (9%)               51            41           24%
                                              ------------   ------------                    ------------   -----------
Total Domestic Commercial                          55,944         53,690            4%               443           373           19%
Total Foreign Commercial                           32,176         35,234           (9%)              779           675           15%
                                              ------------   ------------                    ------------   -----------
Total Commercial Loans                             88,120         88,924           (1%)            1,222         1,048           17%
Derivative and FX Contracts                        33,611         33,255            1%                34            50         (32%)
                                              ------------   ------------                    ------------   -----------

Total Commercial Credit-Related                   121,731        122,179            --             1,256         1,098           14%
                                              ------------   ------------                    ------------   -----------
                                              ============   ============
Total Managed Credit-Related                     $227,709       $224,042            2%             1,694         1,490           14%
                                              ============   ============                    ------------   -----------
Assets Acquired as Loan Satisfactions                                                                102           116         (12%)
                                                                                             ------------   -----------
                                                                                             ============   ===========
Total Nonperforming Assets                                                                       $ 1,796       $ 1,606           12%
                                                                                             ============   ===========

                                                                                 %                                             %
                                                       Fourth Quarter   Over/(Under)                For The Year       Over/(Under)
                                                   -------------------                            --------------
                                              ------------   ------------                    ------------   -----------
            NET CHARGE-OFFS                      1999           1998           1998             1999           1998           1998
-------------------------------------------- ------------   ------------    ----------      ------------   -----------     ---------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages                $ 10            $ 9           11%              $ 29          $ 31          (6%)
     Credit Card  - Reported                          187            212          (12%)              828           762            9%
     Credit Card Securitizations (b)                  240            284          (15%)              993         1,148         (14%)
                                              ------------   ------------                    ------------   -----------
     Credit Card - Managed                            427            496          (14%)            1,821         1,910          (5%)
     Auto Financings                                   24             19           26%                81            77            5%
     Other Consumer                                    52             44           18%               196           167           17%
                                              ------------   ------------                    ------------   -----------
Total Domestic Consumer                               513            568          (10%)            2,127         2,185          (3%)
Total Foreign Consumer                                 10             11           (9%)               37            25           48%
                                              ------------   ------------                    ------------   -----------
Total Consumer Loans                                  523            579          (10%)            2,164         2,210          (2%)
                                              ------------   ------------                    ------------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                        107              9            NM               252           (68)           NM
     Commercial Real Estate                            (1)            (5)           NM               (14)          (14)           --
                                              ------------   ------------                    ------------   -----------
Total Domestic Commercial                             106              4            NM               238           (82)           NM
Total Foreign Commercial                              181            112           62%               324           438         (26%)
                                              ------------   ------------                    ------------   -----------
Total Commercial Loans                                287            116          147%               562           356           58%
                                              ------------   ------------                    ------------   -----------
Total Managed Net Charge-offs (c)                   $ 810          $ 695           17%           $ 2,726       $ 2,566            6%
                                              ============   ============                    ============   ===========


(a) Includes currently performing loans placed on a cash basis because of concerns as to collectibility.
(b) Represents the portion of Chase's credit card receivables that have been securitized.
(c) Excludes charge-offs for risk management instruments which are netted against trading revenues.

NM - Not meaningful
Unaudited

                         THE CHASE MANHATTAN CORPORATION
                     CREDIT RELATED INFORMATION (Continued)


                                                                                As of or For The          As of or For The
                                                                                Three Months Ended        Year Ended
MANAGED CREDIT CARD PORTFOLIO *                                                 December 31,              December 31,
                                                                     -------------------------   ------------------------
                                                                     -----------    ----------   ----------   -----------
       (in millions, except ratios)                                     1999          1998         1999          1998
----------------------------------------------------                 -----------    ----------   ----------   -----------

Average Credit Card Receivables                                         $33,290       $31,902      $32,707       $31,965
Past Due 90 Days or More and Accruing                                     $ 638         $ 691        $ 638         $ 691
   As a Percentage of Average Credit Card Receivables                     1.92%         2.17%        1.95%         2.16%
Net Charge-offs                                                           $ 436         $ 500      $ 1,852       $ 1,925
   As a Percentage of Average Credit Card Receivables                     5.24%         6.27%        5.66%         6.02%

* Includes domestic and international credit card activity.






                                                   SELECTED COUNTRY EXPOSURE (a)
                                                            (in billions)


                                                  At December 31, 1999                                             At Dec. 31, 1998
                          --------------------------------------------------------------------------------   -----------------------
                                                                                                  Country                   Country
                                                         Gross                         Net        Related        Net        Related
                                                         Local          Less         Cross-       Resale        Cross-      Resale
                            Lending-      Trading-      Country        Local         Border       Agree-        Border      Agree-
     LATIN AMERICA         Related (b)     Related (c)  Assets        Funding       Exposure (a) ments (a)     Exposure      ments
-------------------------

Brazil                           $ 0.9        $ 0.2       $ 1.3          $ (1.0)        $ 1.4        $ 0.9         $ 2.3       $ 0.9
Argentina                          2.1          0.2         0.4            (0.3)          2.4          0.6           2.3         0.5
Mexico                             1.6          0.8         0.4            (0.4)          2.4          0.5           1.8         0.4
Chile                              0.9            -         0.1            (0.1)          0.9            -           0.9           -
Colombia                           0.6            -           -               -           0.6            -           0.8           -
Venezuela                          0.3            -           -               -           0.3          0.1           0.4           -
All Other Latin America (d)        0.7          0.1         0.8            (0.8)          0.8            -           1.0           -
                          ------------   ----------    --------     -----------    ----------   ----------   -----------  ----------
       Total Latin America       $ 7.1        $ 1.3       $ 3.0          $ (2.6)        $ 8.8        $ 2.1         $ 9.5       $ 1.8
                          ------------   ----------    --------     -----------    ----------   ----------   -----------  ----------

  ASIAN IMF COUNTRIES
-------------------------

South Korea                      $ 0.6        $ 0.2       $ 0.9          $ (0.3)        $ 1.4          $ -         $ 2.4         $ -
Indonesia                          0.8          0.1         0.1            (0.1)          0.9            -           1.2           -
Thailand                           0.1          0.1         0.7            (0.2)          0.7            -           0.9           -
                          ------------   ----------    --------     -----------    ----------   ----------   -----------  ----------
  Subtotal                         1.5          0.4         1.7            (0.6)          3.0            -           4.5           -

OTHER EMERGING ASIA
-------------------------

Hong Kong                          0.4          0.1         4.5            (4.5)          0.5            -           0.8           -
Singapore                          0.8          0.1         0.1            (0.1)          0.9            -           0.8           -
Philippines                        0.1          0.1         0.3            (0.1)          0.4            -           0.6           -
Malaysia                           0.1          0.1         0.6            (0.1)          0.7            -           0.6           -
China                              0.2          0.2         0.1            (0.1)          0.4            -           0.6           -
All Other Asia                     0.3            -         0.5            (0.3)          0.5            -           0.5           -
                          ------------   ----------    --------     -----------    ----------   ----------   -----------  ----------
  Total Emerging Asia (e)        $ 3.4        $ 1.0       $ 7.8          $ (5.8)        $ 6.4          $ -         $ 8.4         $ -
                          ------------   ----------    --------     -----------    ----------   ----------   -----------  ----------


(a) Estimated  cross-border  disclosure  is based on the Federal  Financial
Institutions    Examination   Council   ("FFIEC")   guidelines   governing   the
determination of cross-border risk. Under FFIEC guidelines, resale agreements are reported by the country of the issuer of the underlying security. Chase, however, does not consider the cross-border risk of resale agreements to depend upon the country of the issuer of the underlying security and, as a result, has presented these amounts separately in the above table.
(b) Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, other monetary assets, issued letters of credit and undrawn commitments to extend credit.
(c) Includes cross-border trading debt and equity instruments and the mark-to-market exposure of foreign exchange and derivative contracts. The amounts associated with foreign exchange and derivative contracts are presented after taking into account the impact of legally enforceable master netting agreements.
(d)  Excludes  Bermuda  and Cayman  Islands.
(e) Excludes Japan, Australia and New Zealand. The net cross-border exposure for Japan, Australia and New Zealand at December 31, 1999 was $4.9 billion, $2.0 billion and $0.3 billion, respectively, compared with $5.2 billion, $1.9 billion and $0.6 billion, respectively, at December 31, 1998. Japan also had country-related resale agreements of $3.3 billion at December 31, 1999, compared with $1.7 billion at December 31, 1998.

Unaudited

                        THE CHASE MANHATTAN CORPORATION
        CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
              (Taxable-Equivalent Interest and Rates; in millions)


                                                                Fourth Quarter 1999                          Fourth Quarter 1998
                                                 -------------------------------------        -------------------------------------
                                                   Average                    Rate              Average                    Rate
                                                  Balance      Interest      (Annualized)      Balance     Interest     (Annualized)
ASSETS
Liquid Interest-Earning Assets                      $ 70,789      $ 1,018       5.71%            $ 62,155     $ 1,096        7.00%
Securities                                            59,977          878       5.81%              64,340         967        5.96%
Loans                                                175,822        3,452       7.79%             173,119       3,382        7.75%
    Total Interest-Earning Assets                    306,588        5,348       6.92%             299,614       5,445        7.21%
Noninterest-Earning Assets                            81,000                                       78,827
    Total Assets                                    $387,588                                     $378,441

LIABILITIES
Interest-Bearing Deposits                           $172,655        1,786 (b)    4.10%           $160,386       1,717        4.25%
Short-Term and Long-Term Debt                         99,451        1,330        5.31%             92,633       1,564        6.70%
    Total Interest-Bearing Liabilities               272,106        3,116        4.54%             253,019      3,281        5.14%
Noninterest-Bearing Deposits                          50,710                                        48,628
Other Noninterest-Bearing Liabilities                 41,377                                        52,914
    Total Liabilities                                364,193                                       354,561
PREFERRED STOCK OF SUBSIDIARY                            550                                           550
STOCKHOLDERS' EQUITY
Preferred Stock                                         928                                        1,028
Common Stockholders' Equity                          21,917                                       22,302
    Total Stockholders' Equity                       22,845                                       23,330
Total Liabilities, Preferred Stock of Subsidiary
    and Stockholders' Equity                       $387,588                                     $378,441

INTEREST RATE SPREAD                                                            2.38%                                        2.07%
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                   $ 2,232        2.89%                        $ 2,164         2.87%

NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS (a)                               $ 2,567        3.14% (b)                    $ 2,531         3.16%

-----------------------------------------------------------------------------------------------------------------------------------

                                                                 For The Year 1999                            For The Year 1998
                                                 -------------------------------------        -------------------------------------
                                                   Average                                      Average
                                                   Balance      Interest      Rate              Balance     Interest       Rate
ASSETS
Liquid Interest-Earning Assets                      $ 64,212      $ 3,908       6.09%            $ 68,910     $ 5,284        7.67%
Securities                                            56,216        3,233       5.75%              58,484       3,635        6.22%
Loans                                                173,770       13,118       7.55%             169,386      13,394        7.91%
    Total Interest-Earning Assets                    294,198       20,259       6.89%             296,780      22,313        7.52%
Noninterest-Earning Assets                            75,949                                       76,431
    Total Assets                                    $370,147                                     $373,211

LIABILITIES
Interest-Bearing Deposits                           $163,795        6,592 (b)   4.02%            $153,545       6,840 (b)    4.45%
Short-Term and Long-Term Debt                         92,179        4,901       5.32%              98,368       6,883        7.00%
    Total Interest-Bearing Liabilities               255,974       11,493       4.49%             251,913      13,723        5.45%
Noninterest-Bearing Deposits                          48,752                                       46,169
Other Noninterest-Bearing Liabilities                 41,892                                       51,971
    Total Liabilities                                346,618                                      350,053
PREFERRED STOCK OF SUBSIDIARY                            550                                          550
STOCKHOLDERS' EQUITY
Preferred Stock                                        1,002                                        1,280
Common Stockholders' Equity                           21,977                                       21,328
    Total Stockholders' Equity                        22,979                                       22,608
Total Liabilities, Preferred Stock of Subsidiary
    and Stockholders' Equity                        $370,147                                     $373,211

INTEREST RATE SPREAD                                                            2.40%                                        2.07%
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                   $ 8,766        2.98%                        $ 8,590         2.89%

NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS (a)                              $ 10,101        3.24% (b)                   $ 10,050        3.19%(b)


(a)  Excludes the impact of the credit card  securitizations.
(b) Includes interest income of $62 million recognized in the 1999 fourth quarter and $191 million recognized in 1998 for prior years' tax refunds. Excluding these amounts, the net yield on interest-earning assets would be 3.07%, 3.22% and 3.13% for the 1999 fourth quarter, 1999 full year and 1998 full year,respectively.

Unaudited

                                             THE CHASE MANHATTAN CORPORATION
                                                 Chase Capital Partners

--------------------------------------------------------------------------------------------------------------------------
                            Chase Capital Partners Investment Portfolio at December 31, 1999


($ in millions)                                                                   Carrying
                                                                                     Value              Cost
                                                                           ----------------------------------
Total Public Securities (101 securities)                                           $ 2,624             $ 696
Total Non-Public Direct Investments (484 investments)                                4,481             4,344
Total Non-Public Fund Investments (282 funds)                                        1,844             1,867
                                                                           ----------------    --------------
                                                                           ================    ==============
     Total Investment Portfolio                                                    $ 8,949           $ 6,907
                                                                           ================    ==============

--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                   Public Securities Investments at December 31, 1999

                                                                                    Quoted
($ in millions)                                                                     Public
                                              Symbol            Shares (MM)          Value              Cost
                                              ---------------------------------------------------------------
TRITON PCS HOLDING, INC.                      TPCS                    11.6           $ 546              $ 67
TELECORP PCS                                  TLCP                    11.6             491                60
STARMEDIA NETWORK, INC.                       STRM                    11.0             442                28
IXL ENTERPRISES, INC.                         IIXL                     7.4             411                29
DIGITAL ISLAND                                ISLD                     2.3             223                12
COBALT NETWORKS, INC.                         COBT                     1.9             208                 5
AMERICAN TOWER SYSTEMS                        AMT                      6.2             188                17
SEAT - PATINE GIALLE SPA                      SPG IM                     *             185                12
FISHER SCIENTIFIC                             FSH                      4.1             146                39
ITXC CORP.                                    ITXC                     3.8             135                 6
                                                                           ----------------    --------------
     Top Ten Public Securities                                                     $ 2,975             $ 275
Other Securities (91 securities)                                                     1,003               421
                                                                           ----------------    --------------
                                                                           ================    ==============
     Total Public Securities (carrying value $2,624)                               $ 3,978             $ 696
                                                                           ================    ==============
* - owned through a limited partnership
--------------------------------------------------------------------------------------------------------------------------

Policy:

     Public securities held by Chase Capital Partners are marked-to-market at the quoted public value less liquidity discounts, with the resulting unrealized gains/losses included in the income statement. Chase's valuation policy for public securities incorporates the use of these liquidity discounts and price averaging methodologies in certain circumstances to take into account the fact that Chase can not immediately realize such public quoted values due to the numerous regulatory, corporate and contractual sales restrictions. Non-Public investments are carried at cost, with the exception of holdings in which a subsequent investment by an unaffiliated party indicates a valuation in excess of cost and holdings for which evidence of an other-than-temporary decline in value exists.